As filed with the Securities and Exchange Commission on August 31, 2004

                                                Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------


                           NEWMONT MINING CORPORATION
             (Exact name of Registrant as specified in its charter)


                              --------------------


           Delaware                     1700 Lincoln Street                84-1611629
(State or other jurisdiction of       Denver, Colorado 80203            (I.R.S. Employer
incorporation or organization)            (303) 863-7414               Identification No.)
                                   (Address of principal executive
                                                 offices)

              Newmont Mining Corporation 1996 Employees Stock Plan
                              (Full Title of Plan)


                              ---------------------

                              Britt D. Banks, Esq.
                           Newmont Mining Corporation
                               1700 Lincoln Street
                             Denver, Colorado 80203
                                 (303) 863-7414
                      (Name, address and telephone number,
                   including area code, of agent for service)


                              ---------------------

                                   Copies to:
                             Maureen Brundage, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200


                              ---------------------



                         CALCULATION OF REGISTRATION FEE

===========================================================================================================

                                                Proposed maximum     Proposed maximum
  Title of each class of        Amount to be     offering price     aggregate offering         Amount of
securities to be registered      registered       per share (1)          price (1)         registration fee
-----------------------------   ------------    ----------------    ------------------     ----------------
Common Stock, $1.60 par value     6,000,000          $43.255           $259,530,000           $32,882.45
===========================================================================================================
(1)  Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)
     and 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange, Inc. on August 24, 2004.

===========================================================================================================

          Pursuant to the Securities Act of 1933, as amended, the contents of the Registrant's Registration Statement on Form S-8 (No. 333-04161), as amended by Post Effective Amendment Nos. 1 and 2 thereto, are incorporated herein by reference.


Item 8.  Exhibits.

Exhibit
Number            Description of Documents
-------           ------------------------

5                 Opinion of White & Case LLP, counsel to the Registrant, dated
                  August 31, 2004.

23.1              Consent of Behre Dolbear.

23.2              Consent of PricewaterhouseCoopers LLP.

23.3 Consent of White & Case LLP (included in Exhibit 5 to the Registration Statement).

24.1              Power of Attorney of certain officers and directors.

24.2              Power of Attorney of principal accounting officer.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 31st day of August, 2004.

                           NEWMONT MINING CORPORATION


                           By /s/ Britt D. Banks
                             --------------------------------------------
                             Name:  Britt D. Banks
                             Title: Vice President and General Counsel


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                               Title                                            Date

           *
---------------------------
    Glen A. Barton                      Director                                        August 31, 2004

           *
---------------------------
  Vincent A. Calarco                    Director                                        August 31, 2004

           *
---------------------------
   Michael S. Hamson                    Director                                        August 31, 2004

           *
---------------------------
  Leo I. Higdon, Jr.                    Director                                        August 31, 2004

           *
---------------------------
    Pierre Lassonde                     President and Director                          August 31, 2004

           *
---------------------------
   Robert J. Miller                     Director                                        August 31, 2004

           *                            Chairman of the Board and Chief
    Wayne W. Murdy                      Executive Officer
---------------------------             (Principal Executive Officer)                   August 31, 2004

           *
---------------------------
  Robin A. Plumbridge                   Director                                        August 31, 2004

           *
---------------------------
   John B. Prescott                     Director                                        August 31, 2004

           *
---------------------------
   Michael K. Reilly                    Director                                        August 31, 2004

           *
---------------------------
   Seymour Schulich                     Director                                        August 31, 2004


                                      -2-

           *
---------------------------
   James V. Taranik                     Director                                        August 31, 2004

              *
---------------------------             Senior Vice President and                       August 31, 2004
  Bruce D. Hansen                       Chief Financial Officer
                                        (Principal Financial Officer)

              *                         Vice President and Controller
---------------------------             (Principal Accounting Officer)                  August 31, 2004
    Russell Ball



*By /s/ Britt D. Banks
    ------------------------------------
     Britt D. Banks,
     as Attorney-in-fact

                                  EXHIBIT INDEX


Exhibit No.
-----------

5                  Opinion of White & Case LLP, counsel to the Registrant, dated
                   August 31, 2004.

23.1               Consent of Behre Dolbear.

23.2               Consent of PricewaterhouseCoopers LLP.

23.3 Consent of White & Case LLP (included in Exhibit 5 to the Registration Statement).

24.1               Power of Attorney of certain officers and directors.

24.2               Power of Attorney of principal accounting officer.

                                      -4-
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